UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2024

Ibotta, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-42018 (Commission File Number)	35-2426358 (I.R.S. Employer Identification Number)

1801 California Street, Suite 400 Denver, Colorado (Address of principal executive offices)		80202 (Zip Code)
303-593-1633
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value per share	IBTA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02         Results of Operations and Financial Condition
On August 13, 2024, Ibotta, Inc. issued a press release announcing financial results for the second quarter ended June 30, 2024. A copy of the release is furnished with this report as Exhibit 99.1.

The information contained in Item 2.02 of this Current Report on Form 8-K, including the information contained in Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01     Other Events

Expected Early Lock-Up Release Date

In connection with the initial public offering of the Class A Common Stock of Ibotta, Inc. (the “Company”), all of the Company’s officers, directors, and substantially all of the Company’s holders of outstanding common stock were parties to market standoff agreements with the Company and entered into lock-up agreements with the underwriters that restrict their ability to sell or transfer their shares, or otherwise engage in certain transactions related to their shares, for a period of 180 days after April 17, 2024, subject to certain exceptions. Such period is referred to as the Lock-Up Period.

Pursuant to the lock-up agreements with the underwriters, “if the Lock-Up Period is scheduled to end during a Blackout Period . . . then 20% of the shares of Common Stock (including shares issuable upon exercise of vested options) that are subject to the restrictions hereunder, which percentage shall be calculated based on the number of shares of Common Stock subject to such restrictions as of the day immediately prior to the beginning of such Blackout Period, will be automatically released from such restrictions beginning on the ninth Trading Day immediately prior to the beginning of such Blackout Period (the “Blackout-Related Release”); provided, however, that promptly upon the Company’s determination of the date of the Blackout-Related Release and in any event at least seven Trading Days in advance of the Blackout-Related Release, the Company shall notify the Representatives of the date of the impending Blackout-Related Release, and shall announce the date of the Blackout-Related Release through a major news service, or on a Form 8-K, at least five Trading Days in advance of the Blackout-Related Release.”

The Lock-Up Period is scheduled to end on October 14, 2024, which falls within the Company’s quarterly blackout period. Therefore, under the lock-up agreement, 20% of the shares subject to the lock-up agreement will be automatically released on the ninth trading day immediately prior to the beginning of the blackout period. Nine trading days immediately prior to the beginning of the Company’s next quarterly blackout period is September 3, 2024. As a result, on September 3, 2024, 20% of the shares subject to each lock-up agreement will become eligible for sale in the public market (subject to applicable trading limitations on shares held by affiliates of the Company, continued vesting of any unvested equity awards as of such date, and the Company’s insider trading policies). This Form 8-K is intended to satisfy the notice requirements set forth in the lock-up agreement.

Item 9.01    Financial Statements and Exhibits
(d) The following exhibits are being filed herewith:

Exhibit No.	Description

99.1	Press Release issued by Ibotta, Inc. dated August 13, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBOTTA, INC.

Date:	August 13, 2024	By:	/s/ Sunit Patel
Sunit Patel
Chief Financial Officer
(Principal Financial Officer)